                                    EXHIBIT 1

                                     FORM OF

                                 USG Corporation

                                $
                             % Senior Notes due 2005

                              Underwriting Agreement


                                                              New York, New York
                                                                          , 1995


Salomon Brothers Inc.
BT Securities Corporation
Citicorp Securities, Inc.
Chemical Securities Inc.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          USG Corporation, a Delaware corporation (the "Company"), proposes to
sell to you (the "Underwriters"), $150,000,000 principal amount of its      %
Senior Notes due 2005 (the "Securities"), to be issued under an indenture (the "Base Indenture") dated as of November 1, 1986, between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Base Indenture will be supplemented by resolutions adopted by the Board and officer's certificates, delivered in connection therewith (collectively with the Base Indenture, the "Indenture").

          The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Securities referred to in Section 1(a) below and any preliminary prospec-tus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in Section 1(a) below, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.


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          1.   REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33- ) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, or (ii) after the effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final pro-spectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omit-ted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; all of the issued shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors' qualifying shares and those shares not held by the Company or any of its Affiliates) are owned


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     directly or indirectly by the Corporation, free and clear of all liens, encumbrances, equities or claims, except for the shares of capital stock of USG Interiors (Europe) SA, CGC and except as provided under the Collateral Trust Agreement (as such term is defined in the Prospectus). Each of the Company and its subsidiaries has the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as described in the Prospectus except where the failure to have such power and authority would not reasonably be expected to result in a material adverse change in the financial condition, assets or operations of the Company and its subsidiaries taken as a whole (a "MAC"). The Company has the requisite power and authority to authorize the offering of the Se-curities to be sold by it, and to issue, sell and deliver the Securities to be sold by it. The Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. It is under-stood and agreed that the Company will have to deliver good standing certificates and similar documentation only with respect to United States Gypsum Company, USG Interiors, Inc., L&W Supply Corporation, and USG Foreign Investments, Ltd. (individually a "Major
     Subsidiary" and collectively the "Major Subsidiaries").

          (d) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification or licensure, except where the failure to be so qualified and authorized would not reasonably be expected to result in a MAC.

          (e) Except as may be disclosed in the Registration Statement and the Prospectus (including the documents incorporated therein), there are no actions, proceedings or investigations pending or to the best of the Company's knowledge threatened (solely in the case of such actions, proceedings or investigations which would result in a MAC, in writing) which question the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto which would result in a MAC, or which is required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Registration Statement or Prospectus, as the case may be, and, to the Company's knowledge, there is no franchise, contract or other document required to be described in the Registration Statement or Prospectus, or required to be filed as an exhibit to the Registration Statement, which is not so described or filed.

          (f) The Company and its subsidiaries are not in breach or violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, domestic or foreign, applicable to the Company or its subsidiaries or to any of their respective properties or assets, which breach, breaches, violation or violations would reasonably be expected to individually or in the aggregate result in a MAC, and the Company and its subsidiaries are not in violation of any term of their respective charters or by-laws. The compliance by the Company with all of the provisions of this Agreement, and the performance of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute a default under any such term, which conflict or default would result in a MAC or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to any such term which would reasonably be expected to result in a MAC. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company and the subsidiaries of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the Blue Sky Laws of any jurisdiction in connection with the distribution of the Securities and such other approvals as have been obtained.

          (g) Each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other


                                        3

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     approvals (each, an "Authorization") of and from, and has made all declara-
     tions and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file any such Authorizations would not, singly or in the aggregate, reasonably be expected to result in a MAC. All such Authorizations are in full force and effect with respect to the Company and subsidiaries, and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto other than such instances which singly or in the aggregate would not reasonably be expected to result in a MAC.

          (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

          (i) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (j) The Securities to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and will conform in all material respects to the description of the Securities contained in the Prospectus.

          (k) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          (l) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery by the parties thereto other than the Company) subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of rights of secured or unsecured creditors generally.

          (m) None of the transactions contemplated by this Agreement or the Indenture (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and
not jointly, to purchase from the Company, at a purchase price of      % of the
principal amount


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thereof, plus accrued interest on the Securities from           , 1995, to the
Closing Date, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street (or such other place as mutually may be agreed upon), New York, New York
at 10:00 a.m., New York time, on           , 1995, or such later date (not later
than          , 1995) as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House Bank and payable in next day funds. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

          4. OFFERING BY UNDERWRITERS. After the Registration Statement becomes effective the Underwriters will offer the Securities for sale to the public on the terms and conditions as set forth in the Prospectus. The Underwriters agree to advise the Corporation promptly following the completion of the distribution of the Securities.

          5. AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without your prior written consent, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly com-pleted, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Pro-spectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional informa-tion, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


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          (b)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c)  As soon as practicable, but in any event not later than sixteen
     (16) months after the Effective Date, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. Filing reports under Section 13 of the Securities Exchange Act of 1934 on a timely basis shall constitute compliance with this paragraph
     (iii), provided that the provisions of Section 11(a) of the Act and Rule 158 are thereby satisfied.

          (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, two signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate with you and your counsel in connection with endeavoring to obtain qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers Inc., in connection with the review of the offering; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified but for the requirements of this Section 5(e), to subject itself to taxation in any such jurisdiction to which it shall not then be so subject or to consent to general service of process in any such jurisdiction to which it shall not then be so subject.

          (f) For a period beginning at the time of execution hereof and ending one business day after the Closing Date, the Company will not, without the prior consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any publicly sold (including pursuant to Rule 144A of the Securities Act) United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

          (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (h) The Company will apply, in all material respects, the net proceeds of the offering and the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds."


          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and as of the Closing Date (as if made at the Closing Date), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such deter-mination occurred after 3:00 p.m. New York time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Underwriters the opinion of Kirkland & Ellis, counsel for the Company as to paragraphs (i), (iv),
     (v), (vii), (viii), (ix) and (x), and of the General Counsel or the Assistant General Counsel of the Company with respect to paragraphs (ii),
     (iii), (vi), (xi) and (xii), each dated as of the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and the Company is validly existing as a corporation under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its businesses as described in the Prospectus;

               (ii) Each of the Major Subsidiaries has been duly incorporated and all the Major Subsidiaries are validly existing as corporations under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus, and the Company and each of the Major Subsidiaries are duly qualified to do business as foreign corporations under the laws of each jurisdiction in which the character of the business conducted or the location of the properties owned or leased make such qualifi-cations necessary and in which the consequences of a failure to so qualify would have a material adverse effect on the properties or businesses of the Company and its subsidiaries taken as whole;


               (iii) all the outstanding shares of capital stock of each Major Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry, such shares are not held in violation of any other preemptive right of stockholders and, except as otherwise set forth in the Registration Statement, all outstanding shares of capital stock of the Major Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other material security interests, stockholders agreements or voting trusts;

               (iv) the Company's authorized capital stock is as set forth in the Prospectus; and the Securities conform to the description thereof contained in the Prospectus in all material respects;

               (v) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

               (vi) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vii) the Registration Statement and all post-effective amendments thereto have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) and Rule 430A have been made in the manner and within the time period required by such rules; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company;

               (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters as to which such counsel need not opine and such other approvals as have been obtained;

               (x) neither the execution and delivery of this Agreement nor the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any agreement listed on Exhibit A attached hereto;

               (xi) neither the execution and delivery of this Agreement nor the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under any agreement listed in Exhibit 10 of the Company's Annual Report on Form 10-K for the year ended 1994 or under any judgment, order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (xii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          Each of such counsel shall state that it has participated in conferences with representatives of the Company, at which conferences the contents of the Registration Statement, the Prospectus, each amendment thereof and supplement thereto and related matters were discussed, and, although such counsel has not independently checked or verified and is not passing upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, any amendment thereof or supplement thereto, no facts have come to the attention of such counsel to cause such counsel to believe (A) that either the Registration Statement or any amendment thereto (other than the financial statements and related schedules and other financial and statistical information contained therein, or omitted therefrom), at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or (B) that the Prospectus, as amended and supplemented (other than the financial statements and related schedules and other financial and statistical information contained therein, or omitted therefrom), at the time the Registration Statement became effective or on each Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinions, each such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Illinois and Delaware or the United States, to the extent they deem proper and specified in such opinions, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this paragraph (b) include any sup-plements thereto at the Closing Date.

          (c) The Underwriters shall have received from Wachtell, Lipton, Rosen & Katz, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Financial Officer and the Vice President Controller, each in his official capacity as an officer of the Company and not as an individual, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threat-ened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no MAC, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, stating in effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

               (iii) The unaudited summary, condensed and selected financial information with respect to the consolidated results of operations and financial position of the Company for the _______ most recent fiscal years (or such shorter period as applicable) included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such period; and the pro forma financial information complies in all material respects as to form with all applicable accounting requirements of the Act;

               (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted ac-counting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

                    (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items, if any, were not determined on a basis substantially consistent with the basis for the cor-responding amounts in the audited consolidated financial statements included in the Prospectus;

                    (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause A and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause B were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                    (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                    (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated total debt of the Company and its Subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified prior to the Execution Time by the Underwriters, or any increases in any items specified prior to the Execution Time by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause E there were any decreases in consolidated net sales, operating profit data as compared to the preceding period or other items specified by the Underwriters, or any in-creases in any items specified prior to the Execution Time by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified prior to the Execution Time by the Underwriters, except in each case for decreases or increases which the Pro-spectus discloses have occurred or may occur or which are described in such letter; and

               (v) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified prior to the Execution Time by the Underwriters, which are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified prior to the Execution Time by the Underwriters, and have compared certain of such amounts, percent-ages and financial information with the accounting records of the Company and the Subsidiaries and have found them to be in agreement.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied (other than conditions specified in Sections 6(c) and, if the Underwriters shall not have exercised their judgment reasonably, 6(f)), because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. A. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof, (ii) the Company will not be liable for the amount paid in settlement of any litigation commenced or threatened or of any claim whatsoever arising out of or based upon any (actual or alleged) untrue statement or omission unless such settlement is effected with the written consent of the Company and (iii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of an Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Pro-spectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in paragraph (a) of this Section from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Underwriters, confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of any material right or defense and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemni-fied party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel in its reasonable judgment with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It being understood and agreed that the indemnifying party shall bear the fees, costs and expenses of only one counsel pursuant to this paragraph. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement of any commenced or threatened action or proceeding effected without its written consent.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in ex-cess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, or if such allocation provides a lesser sum to the indemnified party than the amount hereinafter calculated then the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other equitable considerations. Benefits received by the Company shall be deemed to be equal to the net proceeds from the offering (before deducting expenses) received by the Company and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8(d) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Un-derwriter and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this Section 8(d).

          9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securi-ties set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Un-derwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the common stock of Company shall have been suspended by the Secu-rities and Exchange Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of war or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities.

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any inves-tigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to them at Salomon Brothers Inc, at 7 World Trade Center, New York, New York 10048, attn: Scott W. Stearns; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at USG Corporation, 125 S. Franklin Street, Chicago, Illinois 60606, attn:
Secretary, with a copy to Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois 60601, attn: Francis J. Gerlits, P.C.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving affect to the conflicts of laws principles thereof.

          15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          16. ENTIRE AGREEMENT. This Agreement and the Water Street Agreement constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                              Very truly yours,
                              USG CORPORATION

                              By:___________________________


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
BT Securities Corporation
Citicorp Securities, Inc.
Chemical Securities Inc.

By:  Salomon Brothers Inc

By:_____________________________
          Vice President

                                   SCHEDULE I




                                                  Principal Amount
                                                  of Securities to
                               Underwriters         be Purchased
                               ------------       ----------------

Salomon Brothers Inc . . . . . . . . . . . . .     $

BT Securities Corporation. . . . . . . . . . .

Citicorp Securities, Inc.. . . . . . . . . . .

Chemical Securities Inc. . . . . . . . . . . .

                                                   ------------

                          Total. . . . . . . .     $150,000,000

                                    EXHIBIT A

                                   AGREEMENTS


               Credit Agreement dated as of July __, 1995 between USG Corporation, the Financial Institutions listed on the signature pages thereof, as lenders and Chemical Bank, as agent.

               Indenture, dated October 1, 1986, between USG Corporation and Harris Trust and Savings Bank, as supplemented.

               Indenture, dated as of April 26, 1993, among USG Corporation, certain guarantors and State Street Bank and Trust Company, as Trustee.

               Indenture, dated as of August 10, 1993, among USG Corporation, certain guarantors and State Street Bank and Trust Company, as Trustee.

               Collateral Trust Agreement, dated as of July __, 1995 between USG Corporation and Wilmington Trust Company and William J. Wade, as trustees.


                                        1